FOR IMMEDIATE RELEASE

CLARUS ANNOUNCES 2009 RESULTS

STAMFORD, CONNECTICUT -- MARCH 15, 2010 -- Clarus Corporation (OTC:CLRS) today announced financial results for the quarter and fiscal year ended December 31, 2009.  Clarus reported no revenues for the quarters and fiscal years ended December 31, 2009 and 2008.  Net loss for the fourth quarter of 2009 was $2,473,000 or $0.15 per diluted share compared to net loss of $487,000 or $0.03 per diluted share during the comparable period of 2008.  For the quarter ended December 31, 2009, the increase in net loss was primarily due to transaction costs of $1,581,000 arising out of a significant negotiation and due diligence review of a proposed transaction relating to the Company’s redeployment strategy which involved an acquisition of several major assets and a financing component, that terminated without consummation, a $521,000 reduction in interest income from declining interest rates on our cash, cash equivalents and marketable securities, partially offset by a $114,000 decline in operating expenses due to a reduction in employee bonuses, salaries and benefits, cash management expenses and non-cash equity compensation, compared to the prior year quarter.  The weighted average investment yield for our investments for the quarter ended December 31, 2009 was 0.18% compared to 2.62% for the quarter ended December 31, 2008.  The current earnings rate as of March 5, 2010, is 0.10%.

Net loss for the fiscal year ended December 31, 2009 was $4,845,000 or $0.29 per diluted share compared to net loss of $2,402,000 or $0.14 per diluted share during the comparable period of 2008.  For the fiscal year ended December 31, 2009, the increase in net loss was primarily due to transaction expenses of $1,613,000 arising out of a significant negotiation and due diligence review of a proposed transaction relating to the Company’s redeployment strategy, which involved an acquisition of several major assets and a financing component, that terminated without consummation, a $1,772,000 reduction in interest income from declining interest rates on our cash, cash equivalents and marketable securities, partially offset by a $934,000 decrease in operating expenses due primarily to decreases in employee bonuses, salaries and benefits, non-cash equity compensation, consulting fees, accounting fees, investment management fees and other professional fees, compared to prior year.    The weighted average interest rate for our investments for the year ended December 31, 2009 was 0.83% compared to 2.89% for the year ended December 31, 2008.

As of December 31, 2009, Clarus' cash, cash equivalents and marketable securities were $82.4 million compared to $86.0 million as of December 31, 2008.  Our cash, cash equivalents and marketable securities of $82.4 million at December 31, 2009 divided by 17.4 million shares of common stock outstanding equals $4.74 per share.

Clarus estimates that it has available net operating loss, research and experimentation credit and alternative minimum tax credit carryforwards for U.S. federal income tax purposes of approximately $228.3 million, $1.3 million and $56,000, respectively, after application of the limitation under Section 382 of the Internal Revenue Code.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934. Information in this release includes Clarus' beliefs, expectations, intentions and strategies regarding Clarus, its future and its products and services. Assumptions relating to the forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risks including our inability to execute successfully our planned effort to redeploy our assets to enhance stockholder value, the unavailability of our net operating loss carry forward, and that the unaudited financial information provided in this press release may be adjusted as a result of the year end audit. Clarus cannot guarantee its future performance. All forward-looking statements contained in this release are based on information available to Clarus as of the date of this release and Clarus assumes no obligation to update the forward-looking statements contained herein.

For further information regarding the risks and uncertainties in connection with Clarus' business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of Clarus' filings with the Securities and Exchange Commission, including but not limited to, its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained at our web site at http://www.claruscorp.com or the SEC's web site at http://www.sec.gov.

For more information, contact:

Philip A. Baratelli
Chief Financial Officer
Clarus Corporation
(203) 428-2000
pbaratelli@claruscorp.com

CLARUS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2009 and 2008
(In Thousands, Except Share and Per Share Amounts)

ASSETS
	2009	2008
CURRENT ASSETS:
Cash and cash equivalents	$58,363	$19,342
Marketable securities	24,059	66,670
Interest receivable	6	24
Prepaids and other current assets	667	109

Total current assets	83,095	86,145

PROPERTY AND EQUIPMENT, NET	696	1,032

Total assets	$83,791	$87,177

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$1,713	$383
Total current liabilities	1,713	383

Deferred rent	446	410
Total liabilities	2,159	793

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $.0001 par value; 5,000,000 shares authorized; none issued	--	--
Common stock, $.0001 par value; 100,000,000 shares authorized;
17,441,747 and 17,441,747 shares issued; and 17,366,747 and 17,366,747
outstanding in 2009 and 2008, respectively	2	2
Additional paid-in capital	370,994	370,504
Accumulated deficit	(289,368)	(284,523)
Less treasury stock, 75,000 shares at cost	(2)	(2)
Accumulated other comprehensive income	6	403

Total stockholders' equity	81,632	86,384

Total liabilities and stockholders' equity	$83,791	$87,177

CLARUS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS		YEARS ENDED
	ENDED DECEMBER 31,		DECEMBER 31,
	2009	2008	2009	2008
OPERATING EXPENSES:

General and administrative	$853	$954	$3,597	$4,517
Transaction expense	1,581	--	1,613	--
Depreciation	82	89	342	356
Total operating expenses	2,516	1,043	5,552	4,873

OPERATING LOSS	(2,516)	(1,043)	(5,552)	(4,873)
OTHER EXPENSE.	--	2	--	2
INTEREST INCOME.	37	558	701	2,473
NET LOSS BEFORE TAXES	$(2,479)	$(487)	$(4,851)	$(2,402)

INCOME TAX BENEFIT	(6)	--	(6)	--

NET LOSS	$(2,473)	$(487)	$(4,845)	$(2,402)

Net loss per common share:
Basic	$(0.15)	$(0.03)	$(0.29)	$(0.14)
Diluted	$(0.15)	$(0.03)	$(0.29)	$(0.14)

Weighted average shares outstanding:
Basic	16,867	16,867	16,867	16,867
Diluted	16,867	16,867	16,867	16,867

CLARUS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2009 and 2008
(In Thousands, Except Share Amounts)

	2009	2008
OPERATING ACTIVITIES:
Net loss	$(4,845)	$(2,402)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	342	356
Amortization of discount on securities, net	(466)	(1,945)
Equity compensation	490	677
Non-cash reductions to property and equipment	1	--
Changes in operating assets and liabilities:
(Increase) decrease in interest receivable, prepaids and other current assets	(540)	57
Increase (decrease) in accounts payable and accrued liabilities	1,330	(235)
Increase in deferred rent	36	67
Net cash used in operating activities	(3,652)	(3,425)

INVESTING ACTIVITIES:
Purchase of marketable securities	(48,943)	(110,105)
Proceeds from the sale and maturity of marketable securities	91,623	90,993
Purchase of property and equipment	(7)	(7)
Net cash provided by (used in) investing activities	42,673	(19,119)

FINANCING ACTIVITIES:
Proceeds from the exercise of stock options	--	--
Net cash provided by financing activities	--	--

CHANGE IN CASH AND CASH EQUIVALENTS	39,021	(22,544)
CASH AND CASH EQUIVALENTS, beginning of year	19,342	41,886
CASH AND CASH EQUIVALENTS, end of year	$58,363	$19,342